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INDEPENDENT AUDITORS' REPORT
Xytronyx, Inc. and Subsidiary:


We have audited the accompanying consolidated balance sheets of Xytronyx, Inc. and Subsidiary (the "Company", a development stage enterprise) as of March 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended March 31, 1996 and the period from September 23, 1983 (date of incorporation of Xytronyx, Inc.) to March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan or perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Xytronyx, Inc. and Subsidiary at March 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended March 31, 1996, and for the period from September 23, 1983 (date of incorporation of Xytronyx, Inc.) to March 31, 1996 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company is a development stage enterprise engaged in developing and commercializing products based on biotechnological research. As discussed in Note 1 to the consolidated financial statements, the fact that the Company has incurred recurring operating losses and operating cash flow deficiencies since inception raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.


/s/ DELOITTE & TOUCHE LLP

San Diego, California
May 8, 1996 (June 4, 1996 as to Note 7)